First Federal Bankshares, Inc.


PRESS RELEASE

July 21, 2005
For Immediate Release

For Further Information Contact:    Barry Backhaus
                                    First Federal Bankshares, Inc.
                                    329 Pierce Street, P.O. Box 897
                                    Sioux City, IA  51102
                                    712.277.0200


                         FIRST FEDERAL BANKSHARES, INC.
                 APPOINTS RONALD JORGENSEN TO BOARD OF DIRECTORS


Sioux City, Iowa - July 21, 2005. First Federal Bankshares, Inc. (Nasdaq National Market - "FFSX") has announced the expansion of its Board of Directors from eight to nine members, and the appointment of Ronald A. Jorgensen to its Board of Directors.

A native of Sioux City, Mr. Jorgensen is the Vice President for Business and Finance at Morningside College, a private four-year institution founded in 1894. Previously, Mr. Jorgensen served for 17 years as Vice President and Chief Financial Officer of what is now U.S. Bank in Sioux City. Barry Backhaus, President and Chief Executive Officer of the Company, welcomed the addition of Mr. Jorgensen to the Board. Mr. Backhaus said, "Most of our Board members have known Mr. Jorgensen for a number of years. We look forward to the expertise that he will bring to the Company, not only in the finance area, but also his general business knowledge and experience."

Mr. Jorgensen was also appointed to the Board of the Company's wholly owned principal operating subsidiary, First Federal Bank. First Federal Bank operates eight offices in northwest Iowa, an office in South Sioux City, Nebraska, and six offices in central Iowa.




     329 Pierce Street . P.O. Box 897 . Sioux City IA 51102 . 712-277-0200